Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report of Aastrom Biosciences, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gerald D. Brennan, Jr., Vice President, Administrative and Financial Operations and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), that to my knowledge:
     (1) The Report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
November 9, 2007

/s/ Gerald D. Brennan, Jr.
Gerald D. Brennan, Jr.
Vice President, Administrative & Financial
Operations and Chief Financial Officer
(Principal Financial and Accounting Officer)
A signed original of this written statement required by Section 906 has been provided to Aastrom Biosciences, Inc. and will be retained by Aastrom Biosciences, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.